Exhibit 99.2

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp, Inc. to Participate in the RBC Capital Markets' Financial Institutions Conference

CHICAGO, February 22, 2016 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will participate in the RBC Capital Markets' Financial Institutions Conference in New York City on March 8, 2016, with a panel discussion at 4:15 p.m. Eastern Time.

Investors may access materials distributed in meetings at the conferences and the panel discussion webcast under the Investor Relations section of the Company’s website at investor.theprivatebank.com. The webcast will be available during the conference time and archived for 90 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2015, the Company had 35 offices in 12 states and $17.3 billion in assets. The Company's website is www.theprivatebank.com.

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